Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT
Subsidiaries of the Registrant and Jurisdiction of Incorporation or Organization:
Portfolio Recovery Associates, LLC - Delaware
PRA Receivables Management, LLC - Virginia
PRA Group RM Israel, Ltd. - Israel
PRA Auto Funding, LLC - Virginia
PRA Holding I, LLC - Virginia
PRA Holding II, LLC - Virginia
PRA Holding III, LLC - Virginia (Doing business as PRA Café)
PRA Holding IV, LLC - Virginia
PRA Holding V, LLC - Virginia
PRA Holding VI, LLC - Virginia
PRA Holding VII, LLC - Virginia
Claims Compensation Bureau, LLC - Delaware
PRA Financial Services, LLC -Virginia
PRA Australia Pty Ltd - Australia
PLS Holding I, LLC - Virginia
PLS Holding II, LLC - Virginia
PRA Location Services - Virginia
PRA Group Canada Inc. - Canada
AK NRM DE Mexico S.A. de C.V. - Mexico
PRA Group Europe Holding III S.á r.l. - Luxembourg
PRA Group Europe Holding III S.á r.l. - U.S. Branch, LLC - Virginia
PRA Group Europe Holding II S.á r.l - Luxembourg
PRA Group Europe Holding II S.á.r.l. - U.S. Branch, LLC - Virginia
PRA Group Europe Holding I S.á r.l. - Luxembourg
PRA Group Europe Holding S.á r.l. - Luxembourg
PRA Group (UK) Limited - United Kingdom (England and Wales)
PF1 UK Limited - United Kingdom (England and Wales)
PRA U.K. Holding Pty Ltd - United Kingdom (England and Wales)
PRA U.K. Management Services Ltd - United Kingdom (England and Wales)
Portfolio Recovery Associates U.K. Ltd - United Kingdom (England and Wales)

PRA Servicing Ltd - United Kingdom (England and Wales)
Mackenzie Hall Holdings, Limited. - United Kingdom (England and Wales)
Mackenzie Hall Limited - United Kingdom (Scotland)
Mackenzie Hall Debt Purchase Limited -United Kingdom (England and Wales)
PRA Group Österreich Inkasso GmbH - Austria
PRA Group Österreich Portfolio GmbH - Austria
PRA Group Sverige AB - Sweden
PRA Group Europe Holding S.á r.l., Luxembourg, Zug Branch - Switzerland
PRA Group Italia Srl - Italy
PRA Group Italia Capital Srl - Italy
PRA Suomi OY - Finland
PRA Group Deutschland GmbH - Germany
PRA Group Europe AS - Norway
PRA Group Europe Financial Services AS - Norway
PRA Iberia, S.L.U. - Spain
PRA Group Norge AS - Norway
PRA Group Europe Portfolio AS - Norway
PRA Group Europe Portfolio AS, Oslo, Zug Branch - Switzerland
PRA Group Switzerland Portfolio AG - Switzerland
Aktiv Kapital Sourcing AS - Norway
AK Nordic AB - Sweden
AK Nordic AB, Oslo Branch - Norway
Aktiv Kapital Portfolio OY - Finland
Crystal Production AS - Norway
Green Sea AS - Norway
Crystal Ocean AS - Norway
PRA Group Brazil Investimentos e Participações S.A. - Brazil
RCB Investimentos S.A. - Brazil
Itapeva Recuperação de Créditos LTDA. - Brazil
RCB Planejamento Financeiro LTDA. - Brazil
RCB Portfolios LTDA. - Brazil
PRA Group Polska sp. z o.o. - Poland
DTP S.A. - Poland
Debt Trading Partners sp. z o.o. - Poland

PRA Group Polska sp. z o.o. - Poland
Finanse Ratalne sp. z o.o. - Poland
Debt Trading Partner sp. z o.o. S.K.A - Poland
Boni Debitum sp. z o.o. - Poland
DT LEX Kancelaria Radców Prawnych Wróblewski i Wspó³nicy S.K.A. - Poland